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                                                                    EXHIBIT 10.6

                                                                  Execution Copy


                  WARRANTHOLDER AGREEMENT (the "Agreement"), dated as of May 21, 1999, between The J. H. Heafner Company, Inc., a North Carolina corporation (the "Company"), The 1818 Mezzanine Fund, L.P., a Delaware limited partnership (the "Fund"), and Charlesbank Equity Fund IV, Limited Partnership, a Massachusetts limited partnership ("Charlesbank").
                  --------------------------------------------------------------


                                  INTRODUCTION

                  The Company and the Fund are parties to a Senior Subordinated Note and Warrant Purchase Agreement (the "Warrant Purchase Agreement"), dated as of May 7, 1997, pursuant to which the Fund purchased warrants (the "Warrants") which are currently exercisable for an aggregate of 1,034,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"). The Company and the Fund are also parties to a Registration Rights Agreement (as amended from time to time in accordance with its terms, the "Registration Rights Agreement"), dated as of May 7, 1997.

                  The Company, certain stockholders of the Company and Charlesbank have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of April 21, 1999, pursuant to which such stockholders have agreed to sell their shares of Common Stock of the Company to Charlesbank on the terms and conditions set forth therein.

                  In consideration of the mutual benefits to be derived from the transactions contemplated by the Stock Purchase Agreement, and as a condition to the consummation of the transactions contemplated therein, the parties have agreed to enter into this Agreement.

                  Capitalized terms used and not otherwise defined in the text of this Agreement shall have the meanings given in Annex A to this Agreement.

                  The parties agree as follows:

                                    ARTICLE I

                           EFFECTIVENESS OF AGREEMENT

              SECTION 1.1. Effective Date. This Agreement shall be effective upon the closing of the transactions contemplated by the Stock Purchase Agreement, and shall remain in effect from and after the date such closing occurs (the "Effective Date"). If, prior to the consummation of the transactions contemplated therein, the Stock Purchase

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Agreement is terminated for any reason, this Agreement shall automatically terminate and be of no further force and effect.

              SECTION 1.2. Termination and Amendment of Existing Agreements. Effective as of the Effective Date, (i) the Warrant Purchase Agreement is hereby terminated and of no further force and effect, (ii) the certificate representing the Warrants (together with any replacement certificate or certificates therefor) shall be amended and restated as set forth in Article V and (iii) the Registration Rights Agreement shall be amended and restated as set forth in
Article V.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

              SECTION 2.1. Representations and Warranties of the Company. The Company represents and warrants to the Fund as follows:

              (a) Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

              (b) Authority; Binding Agreement. The Company has all requisite authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company are within its corporate powers and have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

              (c) Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result (with or without due notice, the passage of time or both) in a breach of the articles of incorporation or by-laws of the Company, (ii) conflict with, breach or result in a default (or give rise to any right of termination, cancellation or acceleration) under any material provision of any material note, bond, lease, mortgage, indenture, agreement or other instrument or obligation to which the Company is a party, or by which the Company or its properties or assets are bound, or (iii) violate in any material respect any law, statute, rule or regulation or judgment, order, writ, injunction or decree applicable to the Company or its properties or assets.

              (d) Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary in connection with the

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execution, delivery and performance by the Company of this Agreement other than those that have been obtained or will have been obtained as of the Effective
Date.

              (e) No Anti-Dilution Events. No event has occurred since May 20, 1998 that would result in an adjustment pursuant to Section 2 of the Warrant certificate.

              SECTION 2.2. Representations and Warranties of the Fund. The Fund represents and warrants to the Company as follows:

              (a) Organization; Good Standing. The Fund is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

              (b) Authority; Binding Agreement. The Fund has all requisite authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated. The execution, delivery and performance of this Agreement by the Fund are within its powers and have been duly and validly authorized by all necessary action on the part of the Fund. This Agreement has been duly executed and delivered by the Fund, and constitutes the valid and binding obligation of the Fund, enforceable against it in accordance with its terms.

              (c) Non-Contravention. The execution, delivery and performance by the Fund of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result (with or without due notice, the passage of time or both) in a breach of the constitutive documents of the Fund, (ii) conflict with, breach or result in a default (or give rise to any right of termination, cancellation or acceleration) under any material provision of any material note, bond, lease, mortgage, indenture, agreement or other instrument or obligation to which the Fund is a party, or by which the Fund or its properties or assets are bound, or (iii) violate in any material respect any law, statute, rule or regulation or judgment, order, writ, injunction or decree applicable to the Fund or its properties or assets.

              (d) Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary in connection with the execution, delivery and performance by the Fund of this Agreement other than those that have been obtained or will have been obtained as of the Effective Date.

              (e) No Exercise of Tag-Along Rights. The Fund has waived its rights to exercise any tag-along rights previously granted to it pursuant to
Section 9.16 of the Warrant Purchase Agreement.

              SECTION 2.3. Representations and Warranties of Charlesbank. Charlesbank represents and warrants to the Fund as follows:



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              (a) Organization; Good Standing. Charlesbank is a limited
partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

              (b) Authority; Binding Agreement. Charlesbank has all requisite authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Charlesbank are within its powers and have been duly and validly authorized by all necessary action on the part of Charlesbank. This Agreement has been duly executed and delivered by Charlesbank, and constitutes the valid and binding obligation of Charlesbank, enforceable against it in accordance with its terms.

              (c) Non-Contravention. The execution, delivery and performance by Charlesbank of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result (with or without due notice, the passage of time or both) in a breach of the constitutive documents of Charlesbank, (ii) conflict with, breach or result in a default (or give rise to any right of termination, cancellation or acceleration) under any material provision of any material note, bond, lease, mortgage, indenture, agreement or other instrument or obligation to which Charlesbank is a party, or by which Charlesbank or its properties or assets are bound, or (iii) violate in any material respect any law, statute, rule or regulation or judgment, order, writ, injunction or decree applicable to Charlesbank or its properties or assets.

              (d) Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary in connection with the execution, delivery and performance by Charlesbank of this Agreement other than those that have been obtained or will have been obtained as of the Effective Date.

                                   ARTICLE III

                                    TRANSFERS

              SECTION 3.1. Transfers Generally.

              (a) Fund. The Fund shall not, and shall cause its Affiliates not to, effect any Transfer other than in accordance with the second sentence of this Section 3.1(a) and Sections 3.2, 3.3, 3.4 and 3.5, to the extent that such provisions have not terminated in accordance with their terms. The foregoing, however, shall not restrict any Transfer by the Fund or an Affiliate of the Fund
(i) pursuant to the exercise of its rights under the Registration Rights Agreement or (ii) to its Affiliates so long as such Affiliates agree to be bound by the terms and conditions of this Agreement to the same extent as the Fund. When used in this Agreement, "Transfer" means any sale, disposition, pledge or other transfer of Warrants or shares of Capital Stock (including any New Issuance Securities



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purchased pursuant to Section 4.1), whether directly or indirectly, and including by means of a change of control of the Person holding such securities.

              (b) Charlesbank. Charlesbank shall not, and shall cause its Affiliates not to, effect any Transfer other than in accordance with Section 3.2, to the extent that the provisions of Section 3.2 have not terminated in accordance with their terms. The foregoing, however, shall not restrict any Transfer by Charlesbank or an Affiliate of Charlesbank (i) pursuant to a registered offering or (ii) to its Affiliates so long as such Affiliates agree to be bound by the terms and conditions of this Agreement to the same extent as Charlesbank.

              SECTION 3.2. Tag-Along Right.

              (a) Applicability. If, at any time, Charlesbank desires to Transfer to any Person (other than in a transaction not restricted under Section 3.1(b)) any shares of Capital Stock then owned by Charlesbank, Charlesbank shall comply with the requirements of this Section 3.2. Notwithstanding the foregoing, Charlesbank may Transfer shares of Capital Stock on or prior to the first anniversary of the Effective Date to any Persons or groups of Persons, in one or more transactions, without complying with the requirements of this Section 3.2; provided, that, immediately after any such Transfer, Charlesbank and its Affiliates collectively continue to hold (i) more than 50% of the Voting Power of the Company and (ii) more than 50% of the total economic value of shares of outstanding Capital Stock of the Company (excluding shares of Series A and Series B Preferred Stock of the Company). "Voting Power" shall mean the total number of votes which the outstanding shares of Common Stock are normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Company, assuming for this purpose the exercise or conversion of the Warrants and all other outstanding options, warrants or other rights to acquire Common Stock.

              (b) Tag-Along Offer. Prior to making any Transfer subject to this
Section 3.2, Charlesbank shall submit a written notice to the Fund (the "Transferor's Notice") (i) specifying the number of shares of Capital Stock proposed to be transferred (the "Subject Shares"), the identity of the proposed transferee (if known) and the amount of consideration proposed to be received and (ii) containing the Tag-Along Offer. Charlesbank shall offer (the "Tag-Along Offer") to include in the proposed transfer a number of shares of Capital Stock and Warrants designated by the Fund (the "Tag-Along Shares"), provided, that the number of Tag-Along Shares shall not exceed the product of (x) the number of Subject Shares and (y) a fraction, the numerator of which is the number of shares of Capital Stock (assuming full exercise of the Warrants) held by the Fund and the denominator of which is the number of shares of Capital Stock outstanding on a fully diluted basis. The Tag-Along Offer shall be conditioned upon Charlesbank consummating a transfer on substantially the terms described in the Transferor's Notice to the transferee named in the Transferor's Notice, and nothing in this Agreement shall be construed as an obligation on the part of Charlesbank to consummate any such transfer.



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              (c) Acceptance. The rights set forth in this Section 3.2 shall be exercisable by the Fund by delivery of written notice of exercise (an "Acceptance Notice") to Charlesbank within 10 Business Days after receipt of the Transferor's Notice indicating the Fund's desire to exercise such rights and specifying the number of Tag-Along Shares the Fund desires to include. If the Fund does not indicate its desire to exercise the rights set forth in this
Section 3.2 in an Acceptance Notice or fails to provide an Acceptance Notice in a timely manner, its rights under this Section 3.2 shall be deemed to have been waived with respect to the particular transfer described in the Transferor's Notice.

              (d) Sale of Shares. If Charlesbank consummates a transfer of Subject Shares pursuant to a Transferor's Notice, it shall transfer (or cause the transfer of) (i) all of the Tag-Along Shares included in such transfer by the Fund pursuant to a timely Acceptance Notice and (ii) the Subject Shares identified in the Transferor's Notice (reduced by the amount of such Tag-Along Shares) to the proposed transferee in accordance with the terms of such transfer set forth in such Transferor's Notice. The price per share and form of consideration for Tag-Along Shares shall be the same as the Transferor's consideration received for Subject Shares (as adjusted for the exercise price of any unexercised Warrants) and shall be subject, on a several and not joint basis, to the same representations and warranties, covenants, indemnities, holdbacks and escrow provisions, if any, and any similar components of the Tag-Along Offer to which Charlesbank is subject; provided, that (x) to the extent the Fund is required to provide indemnities in connection with the transfer of Tag-Along Shares, it shall in no event be required to provide indemnification that would result in an aggregate liability to the Fund in excess of its proceeds from the sale of Tag-Along Shares pursuant to this
Section 3.2 and (y) such indemnities shall be made by the Fund severally and not jointly. All fees and expenses incurred by the Fund (including, without limitation, with respect to financial advisors, accountants and counsel to the
Fund) in connection with a transfer pursuant to this Section 3.2 shall be borne by the Person incurring such fees and expenses. If a transfer pursuant to a Transferor's Notice does not occur on or before the later of 120 days after the date such Transferor's Notice was received by the Fund or five days after the expiration or waiver of any waiting period applicable to such proposed transfer pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the provisions of this Section 3.2 shall again apply as if no such Transferor's Notice had been given and no Tag-Along Offer made.

              (e) Termination of Tag-Along Right. The provisions of this Section
3.2 shall terminate and be of no further force and effect from and after the first to occur of (i) the consummation of an Initial Public Offering or (ii) the date on which the Fund owns less than 10% of the shares of Common Stock issuable upon exercise of the Warrants (assuming exercise of any unexercised Warrants). This Section 3.2 shall be binding on Charlesbank and any of its Affiliates which hold shares of Capital Stock. Any securities transferred in accordance with this
Section 3.2 shall not thereafter be subject to the provisions of this Section
3.2.

              SECTION 3.3. Drag-Along Obligation.



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              (a) General. In the event that any Person or group (as such term is defined in Section 13(d) of the Exchange Act) desires to acquire shares of Common Stock representing at least 70% of the Voting Power of the Company, whether directly or indirectly, and the Board of Directors of the Company and the holders of shares of Common Stock representing at least 70% of the Voting Power of the Company approve of such acquisition, the Fund agrees to sell (and to cause its Affiliates to sell) to such Person or group all of the Warrants, shares of Common Stock and New Issuance Securities acquired pursuant to Section
4.1 owned by the Fund and its Affiliates and to execute and deliver all such documents and instruments and take all such other actions as may be reasonably necessary to effectuate such sale, provided that (i) each such Person receives in connection with such acquisition the same price per share and form of consideration (including any consideration allocated to employment, consulting or non-competition agreements, but adjusted for the exercise price of any unexercised Warrants) as all of the other holders of shares of Common Stock on a pro rata basis and (ii) the reasonable costs and expenses incurred by each such Person in connection with such sale are reimbursed on the same terms and conditions as those offered to such other holders.

              (b) Representations and Warranties Required. No Person required to sell securities pursuant to Section 3.3(a) shall be required to (i) make any representations and warranties to any Person in connection with such sale, except as to (A) good title to the securities being sold, (B) absence of Claims with respect to the securities being sold, (C) its valid existence and good standing (if applicable) and (D) the authority and authorization for, and validity, binding effect and enforceability of (as against such holder), any agreement entered into by such Person in connection with such sale, or (ii) provide any indemnities in connection with such sale except for breaches of the representations and warranties specifically required under clause (i).

              (c) Termination of Obligations. The provisions of this Section 3.3 shall be binding on the Fund and its Affiliates, and shall terminate and be of no further force and effect from and after the consummation of an Initial Public Offering. Compliance by the Fund and its Affiliates with their respective obligations under this Section 3.3 may only be waived at the sole discretion of Charlesbank.

              SECTION 3.4. Right of First Offer.

              (a) Applicability. If the Fund wishes at any time to Transfer any Warrants, shares of Common Stock or New Issuance Securities acquired pursuant to
Section 4.1, in each case, held by the Fund or one or more of its Affiliates (collectively, the "Offered Shares") to any Person (other than an Affiliate of the Fund), the Fund shall (and shall cause its Affiliates to) first offer (the "First Offer") to sell such Offered Shares to the Company and to Charlesbank as provided in this Section 3.4.

              (b) First Offer. Prior to making any Transfer, the Fund shall submit a written notice to the Company and to Charlesbank (the "First Offer Notice") (i) specifying the number of Offered Shares the Fund and its Affiliates collectively


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propose to Transfer and (ii) containing a copy of the terms and conditions of the First Offer. Upon receipt of a First Offer Notice, the Company (or, if the Company declines to exercise such right, Charlesbank and/or one or more of its Affiliates) shall be entitled to purchase all, but not less than all, of the Offered Shares upon the terms and conditions set forth in the First Offer Notice. The rights set forth in this Section 3.4 shall be exercisable by the Company or Charlesbank, as the case may be, by delivery of written notice of exercise (an "Exercise Notice") to the Fund within 10 days after submission of the First Offer Notice. If neither the Company nor Charlesbank responds to the Fund within such 10 day period, such failure shall be regarded as a rejection of the First Offer by the Company and by Charlesbank.

              (c) Sale of Shares. The closing of any purchase of Offered Shares by the Person(s) purchasing such Offered Shares under this Section 3.4 shall be held at the principal office of the Company on or before the 30th day following delivery of the Exercise Notice (or such later time as may be necessary to comply with any applicable legal requirements) or at such other time and place as the parties to the transaction may agree. At such closing, the Fund shall deliver or cause to be delivered certificates representing the Offered Shares being purchased by the purchaser(s), duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and such Offered Shares shall be free and clear of any Claims or other restrictions on voting or other incidents of record and beneficial ownership (and the Fund shall so represent and warrant), and the Fund shall further represent and warrant that it (together with one or more of its Affiliates, as applicable) is the record and beneficial owner of all such Offered Shares, with full authority and power to transfer such Offered Shares. The Fund shall not be required to make any other representations or warranties in connection with such transfer. The Person(s) purchasing the Offered Shares shall deliver at the closing payment in full in cash for such shares. At such closing, all of the parties to the transaction shall execute and/or deliver such additional documents as are otherwise necessary or appropriate to effectuate the transfer of the Offered Shares.

              (d) Failure to Purchase. Notwithstanding anything to the contrary contained in this Section 3.4, if all of the Offered Shares are not purchased by the Company, Charlesbank or one or more of its Affiliates within the period specified in Section 3.4(c), the Fund may Transfer (or cause to be Transferred) to any other Person all, but not less than all, of the Offered Shares (i) for a purchase price that is no lower than 100% of that stated in the First Offer Notice and (ii) upon terms and conditions otherwise no more favorable to such other Person than those stated in the First Offer Notice; provided, however, that such transfer is bona fide and made before 90 days from the later of (i) the date of the rejection of the First Offer, if it is rejected, or the failure to consummate the purchase of the Offered Shares, if the First Offer is not rejected and (ii) the date which is 10 days after the expiration or waiver of any applicable waiting period to such proposed transfer pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. If such sale is not consummated within the period described in the proviso in the preceding sentence, the restrictions provided for in this Section 3.4 shall again become effective, and no transfer of Warrants, shares of Common Stock or New Issuance



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Securities otherwise subject to this Section 3.4 may be made thereafter without again offering the same in accordance with the terms and conditions of this Agreement.

              (e) Termination of Right of First Offer. The provisions of this
Section 3.4 shall be binding on the Fund and its Affiliates, and shall terminate and be of no further force and effect upon the first to occur of (i) the consummation of an Initial Public Offering or (ii) a Change of Control of the Company. Compliance by the Fund and its Affiliates with their respective obligations under this Section 3.4 may only be waived at the sole discretion of the Company and Charlesbank.

              SECTION 3.5. Securities Law Compliance. If the Fund or any of its direct or indirect transferees should in the future decide to dispose of any Warrants, shares of Common Stock or New Issuance Securities acquired pursuant to
Section 4.1, such Person understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If the Fund or any of its direct or indirect transferees should decide to dispose of such securities (other than pursuant to its registration rights under the Registration Rights Agreement), such Person, if requested by the Company, will have the obligation in connection with such disposition, at such Person's expense, of delivering an opinion of counsel of recognized standing in securities laws matters, in connection with such disposition to the effect that the proposed disposition of such securities would not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for such securities that it accept, such opinion. Each such Person agrees to the imprinting, so long as required by law, of a legend on certificates representing all of such securities to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES."



                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

              SECTION 4.1. Preemptive Right.



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              (a) Preemptive Right. Except with respect to Exempt Issuances (as defined in Section 4.1(b)), if the Company proposes to issue any shares of Capital Stock ("New Shares"), warrants, options or other rights to acquire Capital Stock ("Rights") or notes, debentures or other securities convertible into or exchangeable for shares of Capital Stock ("Convertible Securities"), the Company will deliver to the Fund a written notice (the "New Issuance Notice") not more than 45 days, and not less than 15 days, prior to the date of completion of such issuance (the "New Issuance") or, if earlier, the date of execution of definitive documentation with respect thereto, stating the price and other terms and conditions thereof. The Fund shall have the right, exercisable within 10 days of the receipt by the Fund of the New Issuance Notice, to purchase (or be issued without consideration if the New Shares, Rights or Convertible Securities to be issued in the New Issuance (the "New Issuance Securities") are to be issued without consideration) all or any part of its Pro Rata Share of the New Issuance Securities at the price and on the terms on which the Company proposes to make the New Issuance, such price to be paid in full in cash or by check against the issuance and delivery of the New Issuance Securities; provided, however, that if the Company proposes to issue any notes, debentures or other debt securities of the Company to which are attached any Rights exercisable for a nominal exercise price, the Fund may purchase all or any part of its Pro Rata Share of such Rights by purchasing the note, debenture or other debt security to which such Right is attached, in the time period and at the price and terms (including payment therefor) specified above for New Issuance Securities. "Pro Rata Share" means the product of (x) the number of New Issuance Securities and (y) a fraction, the numerator of which is the number of shares of Capital Stock (assuming full exercise of the Warrants) held by the Fund and the denominator of which is the number of shares of Capital Stock outstanding on a fully diluted basis. Any New Issuance Securities (including any securities acquired upon exercise, conversion or exchange of any Rights or Convertible Securities) acquired by the Fund pursuant to this Section 4.1(a) shall be subject to all the restrictions on Transfer set forth in this Agreement.

              (b) Exempt Issuances. Notwithstanding Section 4.1(a), the Fund shall have no rights to subscribe for New Issuance Securities issued by the Company (i) upon conversion or exercise of any Convertible Securities or Rights outstanding or in effect on the Effective Date, (ii) to directors, officers, employees, advisors or consultants of the Company or one of its Subsidiaries pursuant to an incentive compensation, bonus, stock option, stock grant, stock purchase or other similar plan or arrangement approved by the Board of Directors of the Company, including without limitation upon the exercise of stock options outstanding as of the Effective Date, (iii) to equipment lessors, banks, financial institutions, manufacturers, vendors, suppliers or similar entities in transactions approved by the Board of Directors, the principal purpose of which is other than the raising of capital, (iv) as consideration in connection with an acquisition by the Company or one of its Subsidiaries on an arm's-length basis, (v) in a merger involving the Company that is approved by the Board of Directors, the principal purpose of which is other than the raising of capital,
(vi) that are issued with any debt securities of the Company, so long as the New Issuance Securities represent less than 5% of the outstanding Capital Stock,
(vii) pursuant to an Initial Public Offering or (viii) pursuant to



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a stock split, stock dividend, reclassification or other distribution made on a pro rata basis to all holders of Capital Stock or a transaction which would result in an adjustment under Section 2 of the Warrant certificate, as amended by this Agreement (each, an "Exempt Issuance").

              (c) Termination of Preemptive Rights. The provisions of this
Section 4.1 shall terminate and be of no further force and effect from and after the first to occur of (i) the date on which the Fund owns less than 10% of the shares of Common Stock issuable upon exercise of the Warrants (assuming exercise of any unexercised Warrants) or (ii) an Initial Public Offering. The Fund's rights to purchase New Issuance Securities under this Section 4.1 may be assigned (x) to an Affiliate of the Fund, so long as such Affiliate agrees to be bound by the terms and conditions of this Agreement with respect to such New Issuance Securities to the same extent as the Fund, or (y) subject to Section 4.1(d), to a Fund Designee (as defined below).

              (d) Fund Designee. If the Fund is "unable to exercise" its rights (or cause an Affiliate to exercise its rights) to purchase all or a portion of an issuance of New Issuance Securities in any transaction subject to this
Section 4.1, it shall have the right to transfer such rights with respect to all or a portion of such issuance to a Person who is not an Affiliate of the Fund (a "Fund Designee") as if such rights constituted Offered Shares under Section 3.4, subject to the terms and conditions thereof. For purposes of this Section 4.1(d), "unable to exercise" means (i) with respect to the Fund, that the Fund has insufficient investable funds available to it to purchase New Issuance Securities, is otherwise precluded under its partnership agreement from purchasing New Issuance Securities or, in the good faith judgment of Brown Brothers Harriman & Co., the general partner of the Fund, it is imprudent or unreasonable to invest additional capital in such New Issuance Securities, and
(ii) with respect to Affiliates of the Fund, that, in the good faith judgment of Brown Brothers Harriman & Co., the general partner of the Fund, it is imprudent or unreasonable to invest in New Issuance Securities through an Affiliate of the Fund.

              SECTION 4.2. Board Representation.

              (a) Fund Nominee. The Company and Charlesbank shall promptly after the date hereof cause a person designated by the Fund to be elected to its Board of Directors, to the extent that there is not a designee of the Fund already serving as a member of the Board of Directors. Such designee shall serve until the annual meeting of stockholders of the Company immediately following the election of such person to the Board of Directors. Commencing with the annual meeting of stockholders of the Company immediately following the election of such person to the Board of Directors, and at each annual meeting of stockholders of the Company thereafter, the Fund shall be entitled to nominate (in addition to any rights granted to the holders of Common Stock as set forth in the Company's articles or certificate of incorporation), from time to time, one director to the Company's Board of Directors. The Company shall cause such nominee of the Fund to be included in the slate of nominees recommended by the Board to the

Company's stockholders for election as directors, and the Company shall use its best efforts to cause the election of such nominee or nominees, including voting all shares for which the Company holds proxies (unless otherwise directed by the stockholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person. The Company shall ensure that any decision to delegate all or substantially all of the duties of the Board of Directors to an executive or similar committee shall require the consent of the Fund's nominee unless he or she is appointed to serve on such committee.

              (b) Vacancies. In the event any Board nominee of the Fund shall cease to serve as a director for any reason, other than by reason of the Fund not being entitled to nominate a nominee as provided in 4.2(d), the Company shall use its best efforts to cause the vacancy resulting thereby to be filled by a nominee of the Fund acceptable to a majority of the Board of Directors of the Company, acting reasonably.

              (c) Voting Agreement. Charlesbank shall, and shall cause its Affiliates to, vote all shares of Common Stock it is entitled to vote in support of the arrangements contemplated by this Section 4.2. The Fund shall, and shall cause its Affiliates to, vote all shares of Common Stock they are entitled to vote in favor of all persons nominated for election to the Board of Directors by the Board of Directors, so long as Charlesbank and its Affiliates complied with the obligations set forth in the preceding sentence.

              (d) Termination of Rights. The provisions of this Section 4.2 shall terminate and be of no further force and effect from and after the first to occur of (i) the consummation of an Initial Public Offering or (ii) the date on which the Fund owns less than 33% of the shares of Common Stock issuable upon exercise of the Warrants (assuming exercise of any unexercised Warrants).

              SECTION 4.3. Issue Taxes. The Company shall pay, or cause to be paid, all documentary and similar taxes levied under the laws of any applicable jurisdiction in connection with the issuance of the Common Stock to be issued upon exercise of the Warrants and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and any modification of the Warrants or such other agreements and documents and will hold the Fund harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

              SECTION 4.4. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon exercise of all outstanding Warrants as provided therein, such number of shares of Common Stock as shall then be issuable or deliverable upon the exercise of all outstanding Warrants. Such shares of Common Stock shall, when issued or delivered in accordance with the terms of the Warrants, be duly and validly issued and fully paid and non-assessable. The Company shall issue the Common Stock into which the Warrants are convertible upon the proper surrender of the Warrants in accordance with the provisions therein and shall otherwise comply with the terms thereof.

              SECTION 4.5. Registration and Listing. If any shares of Common Stock required to be reserved for purposes of exercise of the Warrants as provided in the Warrants require registration with or approval of any Governmental Authority under any federal or state or other applicable law before such Common Stock may be issued or delivered upon exercise of the Warrants, the Company will in good faith and as expeditiously as possible endeavor to cause such Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of Section
3.5. In the event that, and so long as, the Common Stock is listed on the New York Stock Exchange or quoted or listed on any other national securities exchange or Nasdaq, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such exchange or Nasdaq, upon official notice of issuance, all Common Stock issuable or deliverable upon exercise of the Warrants.

              SECTION 4.6. Sale of Company. In the event of a contemplated sale of all of the Capital Stock of the Company (by way of merger or otherwise), the Company shall, if requested by the Fund, use its reasonable best efforts to cause such sale transaction to be structured in a manner that requires the purchaser(s) to purchase the Warrants held by the Fund and its Affiliates at a price equal to the consideration such Persons would have received had the Warrants been exercised immediately prior to the consummation of such sale transaction (less the exercise price of such Warrants).

              SECTION 4.7. Transactions with Affiliates. Until the earlier of
(i) the time the Fund is no longer entitled to designate a member of the Board of Directors of the Company pursuant to Section 4.2 and (ii) an Initial Public Offering, without the prior approval of a majority of the members of the Board of Directors of the Company (including the director nominated by the Fund pursuant to Section 4.2), the Company shall not, and shall not allow any of its Subsidiaries to, enter into any transaction with Charlesbank or any Affiliate of Charlesbank on terms less favorable to the Company or such Subsidiary than those obtainable in a comparable arm's-length transaction with a Person other than Charlesbank or an Affiliate of Charlesbank. This Section 4.7 shall not apply to
(x) transactions entered into pursuant to an agreement or arrangement in effect on the Effective Date or (y) payments by the Company of monitoring fees to Charlesbank and its Affiliates not to exceed $250,000, in the aggregate, in any fiscal year.

              SECTION 4.8. Charter Amendment. At any time as Charlesbank requests prior to an Initial Public Offering, the Fund agrees to vote and cause its Affiliates to vote all shares of Common Stock such Persons are entitled to vote in favor of an amendment to the Company's articles of incorporation to convert shares of Class B Common Stock, par value $.01, of the Company into shares of Class A Common Stock.

              SECTION 4.9. Certain Acknowledgments. The Fund has reviewed the Stock Purchase Agreement and the forms, terms and provisions of each of (i) the Amendment to the Company's 1997 Stock Option Plan, (ii) the Company's 1999 Stock Option Plan, (iii) Stock Option Agreements between the Company and each of Donald C.

Roof, J. Michael Gaither, Daniel K. Brown, Richard P. Johnson and P. Douglas Roberts (collectively, the "Executives"), (iv) the Securities Purchase and Stockholders' Agreement among the Company and the Executives (including the form and amount of payment for shares of Common Stock purchased thereunder) and (v) Executive Severance Agreements between the Company and each of the Executives and between the Company and J. Lewis McKnight, Jr., in each case, to be entered into by the Company on or promptly after the Effective Date. The Fund hereby ratifies, approves and consents to the foregoing agreements and arrangements in its capacity as an equity investor in the Company, and further confirms that none of the transactions contemplated thereby will result in an adjustment under
Section 2 of the Warrant certificate (as in effect immediately prior to the Effective Date). The Fund further acknowledges and agrees that by executing and delivering this Agreement it waives any rights it may have under Section 3(b) of the Warrant certificate (as in effect immediately prior to the Effective Date) as the result of the transactions contemplated by the Stock Purchase Agreement. The Fund further acknowledges and agrees that by executing and delivering this Agreement it consents and waives any rights with respect to the transfer (effective April 30, 1999) of shares of Common Stock held by Ann H. Gaither, William H. Gaither, Susan Gaither Jones and Thomas R. Jones to AHG Partners, WHG Partners and ST Partners, respectively.

              SECTION 4.10. Inspection Rights. So long as the Fund or any of its Affiliates holds equity securities of the Company, the Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Fund to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company.

                                    ARTICLE V

                       MODIFICATION OF EXISTING AGREEMENTS

              SECTION 5.1. Warrants. On or prior to the Effective Date, the Company shall execute and deliver an Amended and Restated Warrant in the form attached as Exhibit A.

              SECTION 5.2. Registration Rights Agreement. On or prior to the Effective Date, the Company, the Fund and Charlesbank shall execute and deliver an Amended and Restated Registration Rights Agreement in the form attached as Exhibit B.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

              SECTION 6.1. Expenses; Attorneys' Fees. The Company shall reimburse the Fund for all reasonable out-of-pocket expenses (including legal fees and disbursements) incurred in connection with the negotiation, execution and delivery of this Agreement, whether or not the Effective Date occurs. In any action or proceeding brought to enforce any provision of this Agreement, the Warrants or the Registration Rights Agreement or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.

              SECTION 6.2. Confidentiality. Each of the Fund and its direct and indirect transferees will (subject to the Company's sole discretion to waive compliance) utilize best efforts to maintain as confidential any confidential or proprietary information obtained by such Person from the Company (other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by such Person or any of its representatives), (ii) is available to such Person on a non-confidential basis from a source other than the Company or its Subsidiaries, provided that such source was not known by such Person to be bound by a confidentiality agreement (or other duty not to disclose) with the Company or any of its Subsidiaries or (iii) has been independently developed by such Person), and shall not disclose any such information required to be maintained as confidential pursuant hereto, except
(a) to the Fund and its advisors, representatives, agents, partners and employees who need to know such information (provided that the Fund shall be responsible for any breach of this Section 6.2 by any such Person), (b) to its advisors, representatives, agents, partners (and their representatives and advisors) and employees (provided that the Fund shall be responsible for any breach of this Section 6.2 by any such Person), (c) to any prospective transferee of the Warrants or the shares of Common Stock issued upon the exercise of the Warrants or of an interest in the Fund or in a successor fund sponsored by Brown Brothers Harriman & Co., (d) as may be required by law (including a court order, subpoena or other administrative order or process) or applicable regulations to which the Fund is or becomes subject, (e) in connection with any litigation arising out of or related to this Agreement, (f) to the executive officers of the Company or any of its Subsidiaries, or (g) with the prior written consent of the Company.

              SECTION 6.3. Successors and Assigns; Further Assurances. Except as otherwise expressly provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided herein, no party hereto may assign any of its rights or obligations hereunder without the prior written consent of each other party hereto. Any purported assignment in violation of this Section 6.3 shall be void. To the extent that Affiliates or direct or indirect transferees of any party to this Agreement are expressly intended to be legally bound by any provision hereof, each party agrees upon the request of any other party to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, including without limitation the execution and delivery of assignments or joinder agreements or similar documents, to evidence such binding effect.

              SECTION 6.4. Entire Agreement. Effective as of the Effective Date, this Agreement and the Warrants and the Registration Rights Agreement (each as amended or and modified hereby) shall embody the entire agreement and understanding of the parties hereto and supersede all other agreements or understandings, written or oral, with respect to the subject matter hereof and thereof.

              SECTION 6.5. Parties In Interest. Except as otherwise expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and no term or provision in this agreement is for the benefit of any other Person.

              SECTION 6.6. Amendment and Waiver. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure from the terms of this Agreement, shall be effective unless it is in writing and signed by the Company, the Fund and Charlesbank. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose given.

              SECTION 6.7. Notices. All notices, demands and other communications provided for or permitted under this Agreement shall be made in writing and shall be delivered by facsimile, overnight courier service or personal delivery addressed as follows:

                  If to the Company:

                  The J.H. Heafner Company, Inc.
                  2105 Water Ridge Parkway, Suite 500
                  Charlotte, North Carolina  28217
                  Facsimile:        (704) 423-8987
                  Attention:        J. Michael Gaither

                  with a copy to:

                  Howard, Smith & Levin LLP
                  1330 Avenue of the Americas
                  New York, New York  10019
                  Facsimile:        (212) 841-1010
                  Attention:        Scott F. Smith

                  If to Charlesbank, to:

                  Charlesbank Capital Partners, LLC

                  600 Atlantic Avenue
                  Boston, Massachusetts 02210-2203
                  Facsimile:        (617) 619-5402
                  Attention:        Mark A. Rosen and
                                    Tami E. Nason

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York 10022
                  Facsimile:        (212) 735-2000
                  Attention:        David J. Friedman

                  If to the Fund, to:

                  The 1818 Mezzanine Fund, L. P.
                  c/o Brown Brothers Harriman & Co.
                  59 Wall Street
                  New York, New York  10005
                  Attention:        Joseph P. Donlan
                  Facsimile:        212-493-8429

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:        Marilyn Sobel, Esq.
                  Facsimile:        212-757-3990

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; on the first Business Day after delivered to a courier, if delivered by overnight courier service; and when receipt is acknowledged, if sent by facsimile.

              SECTION 6.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

              SECTION 6.9. Rules of Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting;
(iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a Person includes its permitted successors and assigns; (vi) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; (vii) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement; and (viii) a reference to an agreement or instrument includes any annexes, exhibits or schedules to the specified agreement or instrument.

              SECTION 6.10. Remedies. The parties to this Agreement acknowledge that damages at law would be an inadequate remedy for the breach of any provision contained in Section 3.2, 3.3, 3.4, 3.5, 4.1, 4.2 or 6.2 of this Agreement, and agree in the event of such breach or threatened breach that the non-breaching party may (i) obtain temporary and permanent injunctive relief restraining the breaching party from such breach or threatened breach, and, to the extent permissible under the applicable statutes and rules of procedure, that a temporary injunction may be granted immediately upon the commencement of a proceeding commenced under this Section 6.10 and (ii) enforce specifically such provisions in any legal proceeding. Nothing contained in the preceding sentence shall be construed as prohibiting any party from pursuing any other remedies available at law or in equity for such breach or threatened breach of any such provision of this Agreement.

              SECTION 6.11. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROCEDURAL LAW OF SUCH STATE REQUIRING THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION). EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT

HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 6.7 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

              SECTION 6.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrantholder Agreement as of the date first written above.

                                THE J. H. HEAFNER COMPANY, INC.


                                By: /s/ J. Michael Gaither
                                   -----------------------------------------
                                Name:   J. MICHAEL GAITHER
                                Title:  Sr. Vice President, General Counsel
                                        & Secretary

                                THE 1818 MEZZANINE FUND, L. P.

                                Per Pro       Brown Brothers Harriman & Co.,
                                              General Partner

                                              By: /s/ Joseph P. Donlan
                                                 ------------------------------
                                              Name:   Joseph P. Donlan



                                CHARLESBANK EQUITY FUND IV,
                                LIMITED PARTNERSHIP

                                By:   Charlesbank Equity Fund IV GP,
                                      Limited Partnership, its general partner

                                By:   Charlesbank Capital Partners, LLC
                                      Its general partner


                                      By: /s/ Kim Davis
                                         -------------------------------------
                                      Name:   KIM DAVIS
                                      Title:  Managing Director

                                      By: /s/ Mark A. Rosen
                                         -------------------------------------
                                      Name:   MARK A. ROSEN
                                      Title:  Managing Director

                                                                         ANNEX A
                                                      TO WARRANTHOLDER AGREEMENT

                                  DEFINED TERMS

              "Affiliate" shall mean (i) with respect to any Person who is not a natural person, any Person directly or indirectly controlling or controlled by or under common control with such Person (where "control" means the direct or indirect possession of the power to elect at least a majority of the Board of Directors or other governing body or appoint the managing member of a Person through the ownership of voting securities, ownership, membership or partnership interests, by contract or otherwise, or if no such governing body or managing member exists, the direct or indirect ownership of 50% or more of the equity interests of a Person), (ii) with respect to Charlesbank, any limited or general partner of Charlesbank or any of its Affiliates, (iii) with respect to the Fund, any limited or general partner of the Fund or any of its Affiliates and (iv) with respect to any Person who is a natural person, a Family Member of such Person.

              "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York or the City of Atlanta are authorized or required by law or executive order to close.

              "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

              "Change of Control" shall have the meaning set forth in the Indenture, dated as of December 1, 1998, between the Company and the subsidiary guarantors party thereto and First Union National Bank, as trustee, as supplemented and amended from time to time in accordance with its terms.

              "Claims" shall mean any and all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character, whether written or oral and whether or not relating in any way to credit or the borrowing of money, to which any property or asset is subject or by which such property or asset is bound.

              "Class B Common Stock" shall mean the Class B Common Stock, $.01 par value, of the Company.

              "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission hereunder.

              "Family Member" of a Person shall mean (x) a member of the specified Person's immediate family, which shall include his or her ancestors, spouse, siblings, descendants or spouses (or surviving spouses) of descendants, or (y) a trust, corporation, limited liability company, partnership or other entity, all of the beneficial interests in which shall be held directly or indirectly by such Person or one or more persons described in clause (x); provided, however, that during the period any such trust, corporation, limited liability company, partnership or other entity holds any right, title or interest in any Common Stock, no Person other than such Person or one or more Family Members of such Person of the type listed in clause (x) may be or become beneficiaries, stockholders or limited or general partners or owners thereof.

              "Governmental Authority" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "Initial Public Offering" shall mean the initial public offering of the Common Stock with gross proceeds of at least $25 million or representing at least 20% of the Common Stock on a fully diluted basis and such Common Stock is listed or quoted on the NYSE or quoted or listed on any other national securities exchange or the Nasdaq.

              "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

              "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

              "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the combined voting power of the then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors is owned, directly or indirectly, by such Person.


                                      A-2